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                                                                    EXHIBIT 99.1
                                                                   PRESS RELEASE
[UNITED AUTO LOGO]



                                                          UnitedAuto Group, Inc.
                                                          13400 Outer Drive West
                                                          Detroit, MI  48239





Contact:   Phillip M. Hartz                   Tony Pordon
           Senior Vice President -            Vice President -Investor Relations
           Corporate Communications           313-592-5266
           313-592-5365                       tony.pordon@unitedauto.com
           phartz@unitedauto.com

FOR IMMEDIATE RELEASE

                    UNITEDAUTO GROUP TO HOST CONFERENCE CALL
                  WITH RELEASE OF SECOND QUARTER 2001 EARNINGS;
                CALL ALSO TO BE BROADCAST LIVE OVER THE INTERNET

DETROIT, MI, July 12, 2001 - UnitedAuto Group, Inc. (NYSE: UAG), a leading publicly traded automobile retailer and member of the FORTUNE 500, will host a conference call discussing financial results for its second quarter 2001 on Tuesday, July 24th, at 2 pm ET/ 1 pm CT/ 12 pm MT/ 11 am PT. The call will follow the release earlier that morning of second quarter 2001 earnings for UnitedAuto Group.

HOW TO PARTICIPATE:

Advanced registration is not required.


-      Domestic, please call (877) 601-4491
-      International, please call (630) 395-0447

Calls need to be made shortly before 2 pm ET on the 24th of July. Please provide the leader's name - Roger Penske - as well as the code UAG2Q. The call cannot be accessed without this information.

This call will also be simultaneously broadcast on the Internet. This simultaneous webcast may be accessed through the UnitedAuto Group website at www.unitedauto.com. We recommend you access the webcast 15-20 minutes prior to the scheduled start time. To listen to the webcast, participants will need a computer with speakers and Real Player or Windows Media Player software. Links to download the free Players software will be available on the UnitedAuto Group website.

There will be an instant replay of the call with reverse, pause, and fast forward features available from Tuesday, July 24th, directly after the call, until 11:59 pm ET, Friday, July 27th. Following are the numbers to call to listen to the playback:

-      Domestic, please call (800) 944-3681